UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Gatehouse Drive Waltham, MA		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 996-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cerulean Pharma Inc. (the “Company”) held its Annual Meeting of Stockholders on June 22, 2016. The following is a summary of the matters voted on by the Company’s stockholders at that meeting.

1.

The Company’s stockholders elected Alan L. Crane, David R. Parkinson and David R. Walt as class II directors to serve until the 2019 Annual Meeting of Stockholders, each such director to hold office until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such class II directors were as follows:

Nominee	Votes For	Votes Abstaining	Broker Non-Votes
Alan L. Crane	15,018,639	1,543,410	4,110,413
David R. Parkinson	14,238,518	2,323,531	4,110,413
David R. Walt	16,373,058	188,991	4,110,413

2.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,522,808	60,143	89,511	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: June 27, 2016	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre President and Chief Executive Officer